                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made as of January 1, 2000, by and among Daniel H. Levy (the "Executive"), Donnkenny Apparel, Inc., a Delaware corporation (the "Company"), and Donnkenny, Inc., a Delaware corporation which is the parent corporation of the Company ("Donnkenny").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the "Board") expects that the Executive will make substantial contributions to the growth and prospects of Donnkenny, the Company and its subsidiaries; and

     WHEREAS, the Board desires to obtain for the Company the services of the Executive, and the Executive desires to be employed by the Company, all on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

     1. EMPLOYMENT.

          a. Position. On the terms and subject to the conditions set forth herein, the Company hereby employs the Executive as its Chairman of the Board and Chief Executive Officer throughout the Employment Term (as defined below). In addition, the Company shall immediately cause each of its subsidiaries to designate Executive to the offices of Chairman of the Board and Chief Executive Officer throughout the Employment Term. Donnkenny hereby designates Executive as its Chief Executive Officer throughout the

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     Employment Term and agrees that during the Employment Term, it shall
     (i) nominate the Executive for election to its Board of Directors at each annual meeting of shareholders and use its best efforts to cause the Executive to be duly elected to the Board at each such meeting, and
     (ii) elect the Executive to the position of Chairman of the Board.

          b. Duties and Responsibilities. The Executive shall have such duties and responsibilities consistent with his position as the Board determines and shall perform such duties and carry out such responsibilities to the best of his ability for the purpose of advancing the business of the Company and its subsidiaries and Donnkenny. Subject to the provisions of
     Section 1.c. below, and excluding any periods of vacation and sick leave to which Executive is entitled, during the Employment Term the Executive shall devote his full business time, skill and attention to the business of the Company and its subsidiaries and Donnkenny, and, except as specifically approved by the Board, shall not engage in any other business activity or have any other business affiliation. During the Employment Term, Executive shall report directly to the Board and all other executive officers of Donnkenny, the Company or any of its subsidiaries shall report to the Executive.

          c. Other Activities. Notwithstanding anything else to the contrary set forth herein, Executive shall have the right to manage his personal investments and, as part of the Executive's business efforts and duties on behalf of Donnkenny, the Company or any of its subsidiaries, Executive may participate fully in social, charitable and civic activities and may serve on the boards of directors of other companies provided that such activities do not unreasonably and materially interfere with the performance of and do not involve a conflict of interest with his duties or responsibilities hereunder. Donnkenny and the Company each acknowledge that Executive serves as of the date hereof as a director of Whitehall Jewellers, Inc. and Domain Home Fashions, Inc., which service is hereby approved.

     2. EMPLOYMENT TERM. Subject to the termination provisions of Section 5 hereof, the "Employment Term" hereunder shall be a period of three (3) years, commencing on January 1, 2000, and expiring at the close of business on December 31, 2002.

     3. COMPENSATION. During the Employment Term, the Company will pay and/or otherwise provide the Executive with compensation and related benefits as follows:

          a. Relocation Payment. In consideration of Executive's execution of this Agreement and Executive's temporary relocation to New York City to perform his services hereunder, the Company, on or before January 31, 2000, shall pay to the Executive (i) the sum of Twenty Five Thousand Dollars ($25,000) (the "Relocation Payment"); and (ii) the federal, state and local income taxes for which Executive is liable on account of the Relocation Payment, together with an amount sufficient to satisfy any additional federal, state or local income taxes for which Executive is liable on account of the amounts received pursuant to this Section 3.a.(ii). The parties hereto agree that the amounts provided for in this
     Section 3.a. have been earned by the Executive and that the Company shall not be entitled to any refund or repayment of any portion thereof notwithstanding any termination of the Executive's employment for any reason whatsoever.


          b. Base Salary. During the Employment Term, the Company agrees to pay the Executive, for services rendered hereunder, a base salary at the annual rate of Five Hundred Thousand Dollars ($500,000) or such higher rate as the Compensation Committee of the Board (the "Compensation Committee") may designate in its sole and absolute discretion (the

     "Base Salary"). The Base Salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under applicable provisions of law. The Base Salary for any partial year shall be prorated based upon the number of days elapsed in such year.

          c. Bonus. As soon as practicable after the date hereof, the Company shall adopt a bonus plan for its senior executives in which Executive shall participate on the terms generally set forth in such plan from time to time, or in any plan substituted therefor or in addition thereto, during the Employment Term.

          d. Restricted Stock and Stock Options. In addition to the payments provided above, on Monday, January 3, 2000, the Compensation Committee granted to the Executive, subject to the execution of this Agreement, (i) an award of 150,000 restricted shares of the Common Stock of Donnkenny pursuant to Donnkenny's Restricted Stock Plan (the "Restricted Stock Plan") at a purchase price equal to the aggregate par value of such shares (i.e., $.01 per share); and (ii) options to purchase 150,000 shares of Donnkenny Common Stock pursuant to Donnkenny's Incentive Stock Option Plan (the "Stock Option Plan"), with the purchase price upon exercise of such options equal to $11/16 (i.e. $0.6875) per share i.e. the closing price of the Common Stock on the date of such grant.

          The shares of restricted stock and options shall vest as follows: (A) 100,000 options are deemed fully vested, exercisable and nonforfeitable on June 30, 2000, and the remaining 50,000 options will become fully vested, exercisable and nonforfeitable on December 31, 2000, and (B) 150,000 shares of restricted stock shall vest on December 31, 2002 and, with respect to the options, such options shall remain exercisable during the remainder of their respective terms notwithstanding any termination of the Executive's employment except as otherwise provided in the grant agreements referred to below; provided, however, that, anything herein or in the grant agreements to the contrary notwithstanding, the vesting of such shares of restricted stock and options shall be accelerated in the event of a Change in Control (as defined herein), a termination of Executive's employment by the Company without Cause (as defined below), a termination of Executive's employment for Good Reason (as defined below), or a termination of Executive's employment as a result of the death or disability of Executive and, in the case of certain of the options, in certain other circumstances set forth in the grant agreement referred to below. With respect to the options, such options shall be incentive stock options to fullest extent permitted by applicable law and the Stock Option Plan. The grant of the shares of restricted stock and options has been made by the Compensation Committee pursuant to the grant agreements attached hereto as Annexes A, B-1 (with respect to incentive stock options) and B-2 (with respect to non-qualified stock options), respectively.

          Anything herein to the contrary notwithstanding, in the event a Change of Control shall not be consummated on or before June 30, 2000 then, no later than July 5, 2000, (i) in addition to the aforesaid 150,000 shares of restricted stock granted to Executive pursuant to the Restricted Stock Plan Executive shall be awarded an additional 150,000 restricted shares of the Common Stock of Donnkenny pursuant to the Restricted Stock Plan (subject to the same vesting provisions as is described above with respect to the initial award of restricted shares); and (ii) Donnkenny and the Company shall take whatever steps are required to amend the Restricted Stock Plan, and shall take any other required corporate action, to permit the award and issuance of the additional restricted shares hereunder and pursuant to the Restricted Stock Plan.

          All shares of common stock of Donnkenny issued to Executive as restricted shares or pursuant to stock options upon the vesting thereof from time to time shall be duly registered and fully and freely tradeable by Executive without restriction. In the event Executive shall require a resale prospectus in connection with any intended sale of shares, Donnkenny and the Company shall promptly furnish such resale prospectus to Executive at the Company's expense.

          e. Automobile Allowance. During the Employment Term the Company shall pay to Executive the sum of One Thousand Two Hundred Dollars ($1,200) per month for Executive's automobile expenses including, without limitation, gasoline, tolls, insurance, parking, maintenance, repairs and similar expenses.

          f. Reimbursement of Expenses and Administrative Support. The Company shall pay or reimburse the Executive, upon the presentation of appropriate documentation of such expenses, for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this Agreement. The Company further agrees to furnish the Executive with office space and administrative support, and any other assistance and accommodations as shall be reasonably required by the Executive in the performance of his duties under this Agreement.

          g. Vacation. Executive shall be entitled to four (4) weeks paid vacation in each calendar year. Any vacation not taken in any calendar year shall accrue and shall increase the paid vacation to which Executive is entitled in subsequent calendar years until such excess shall be taken or paid for by the Company, as the case may be. Any vacation to which Executive is entitled and which has not been fully taken by Executive at the time his employment with the Company shall terminate for any reason, shall be fully paid to Executive within thirty (30) days after the effective date of Executive's termination of employment.

          h. Deductions. All payments made under this Agreement shall be subject to such deductions at the source as from time to time may be required to be made pursuant to any law, rule, regulation or order.

          i. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company or Donnkenny shall be deemed to have occurred upon any of the following events:

               (A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), of securities of the Company or Donnkenny representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock of Donnkenny or the Company; or


               (B) The majority of the Board, or the majority of the board of directors of Donnkenny, is no longer comprised of the incumbent directors who constitute such board on the date of this Agreement and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

               (C) The Board shall approve a sale of all or substantially all of the assets of the Company, or the board of directors of Donnkenny shall approve a sale of all or substantially all of the assets of Donnkenny; or

               (D) The Board, or the board of directors of Donnkenny, shall approve any merger, consolidation, or like business combination or reorganization of the Company, or of Donnkenny, the consummation of which would result in the occurrence of any event described in clause
          (A) or (B) above, and such transaction shall have been consummated.

     4. Participation in Benefit Plans. The Executive shall be entitled to participate, during the term of this Agreement, in the Company's and Donnkenny's benefit programs, including but not limited to qualified or non-qualified pension plans, other qualified or nonqualified retirement plans, supplemental pension plans, group hospitalization, health, dental care, death benefit, post-retirement welfare plans, or other present or future group employee benefit plans or programs of the Company or Donnkenny for which key executives are or shall become eligible (collectively, the "Benefit Plans"), on the same terms as other key executives of the Company or Donnkenny, as the case may be. If participation in any of such Benefit Plans is subject to or based on length of service, the Executive, upon execution of this Agreement, shall be credited with whatever number of years or period of service shall be required in order for Executive to immediately commence participation therein. In addition to and without limiting the generality of the foregoing, (i) the Company (x) may obtain and maintain a "key man" life insurance policy under which the Company is the named beneficiary in the amount of $2,500,000, and (y) in the event Executive shall be in the employ of the Company on December 31, 2000, shall promptly obtain and maintain a term life insurance policy in the amount of $2,500,000, which policy shall be owned by the Executive, in each case from a nationally-recognized insurance carrier reasonably acceptable to the Executive, and (ii) the Company shall provide, in addition to any such insurance regularly provided to the Company's executives and/or employees, long-term disability insurance which will pay at least sixty percent (60%) of Executive's Base Salary until the Executive reaches age 65. Upon termination of the employment of the Executive with the Company or on or after December 31, 2000 for any reason other than for Cause or the death of Executive, the Company shall continue to pay the premiums on any of such policies, when due, for a period of five (5) years after the effective date of termination and, at the expiration of such five (5) year term, the Executive shall be entitled to purchase from the Company any life insurance policy then owned by the Company on the life of the Executive and the aforementioned disability insurance policy (if permitted under the terms of such policy) for a purchase price equal to the cash surrender value of each policy, if any.

     5. TERMINATION OF EMPLOYMENT.

          a. By the Company For Cause. The Company may terminate the
     Executive's employment under this Agreement at any time for Cause (as defined below) by delivery of written notice of termination to the Executive (which notice shall specify in reasonable detail the basis upon which such termination is made and the specific provision(s) of the Agreement upon which it relies, and further stating the date, time and place of the special meeting of the Board or the Board of Directors of Donnkenny at which the issue of Cause shall be addressed) at least ten days prior to the termination date set forth in such notice. No such termination shall become effective until the Executive, after receipt of such notice, shall have been offered the opportunity to attend a meeting of the Board of Directors of the Company (or the Board of Directors of Donnkenny, whichever is applicable) at which a quorum is present (with the Executive's counsel present and participating, if desired by the Executive) regarding such termination notice and the allegations set forth therein and, based upon such meeting, such Board of Directors shall have elected to proceed with such termination. Except as provided for in Section 23 below, in the event the Executive's employment is terminated for Cause, all provisions of this Agreement and the Employment Term shall be terminated; provided, however, that such termination shall not divest the Executive of any previously vested benefit or right. In addition, the Executive shall be entitled only to payment of his earned and unpaid Base Salary to the date of termination, earned and unpaid bonus for the prior fiscal year, additional salary payments in lieu of the Executive's accrued and unused vacation, unreimbursed business and entertainment expenses in accordance with the Company's policy, and unreimbursed medical, dental and other employee benefit expenses incurred, and other vested and accrued benefits payable in accordance with the Company's or Donnkenny's employee benefit plans (hereinafter referred to as the "Standard Termination Payments"). For purposes of this Agreement, "Cause" means (x) the conviction of the Executive for the commission of (A) any felony, or (B) a misdemeanor involving moral turpitude, or (y) willful misconduct by the Executive that results in material and demonstrable damage to the business or reputation of the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the Board of Directors of Donnkenny, or the advice of counsel for the Company or Donnkenny, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

          b. Upon Death or Disability. If the Executive dies, all provisions of this Agreement (other than rights or benefits arising as a result of such death) and the Employment Term shall be automatically terminated;
     provided, however, that the Standard Termination Payments and pro rata Bonus for the fiscal year during which such death occurs shall be paid to the Executive's surviving spouse or, if none, his estate, and the death benefits under the Company's and Donnkenny's employee benefit plans shall be paid to the Executive's beneficiary or beneficiaries as properly designated in writing by the Executive. If the Executive is unable to perform his responsibilities under this Agreement by reason of physical or mental disability or incapacity and such disability or incapacity shall have continued for six consecutive months or any period aggregating six months within any 12 consecutive months (a "Disability'), the Company may terminate this Agreement and the Employment Term at any time thereafter.
     In such event, the Executive shall be entitled to receive his normal compensation hereunder during said six (6) month period, and shall thereafter be entitled to receive the Standard Termination Payments and the pro rata Bonus for the fiscal year during which such disability occurs. Pro rata Bonus, in the event of the Executive's death or disability, shall be an amount equal to the Bonus at the amount payable upon fully achieving the figure targeted in the annual business plan or other documents relating to the Bonus approved by the Board, the Compensation Committee or any other duly authorized designee of the Board for such year (the "Target Amount") (regardless of the company's actual performance) for the fiscal year during which such death or disability occurs, prorated by a fraction, the numerator of which is the number of days of employment elapsed during the fiscal year prior to termination of employment and the denominator of which is 365. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

          In the event Executive shall become disabled or shall die on or after December 31, 2000, then the Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provisions of this Agreement and the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement.

          c. By the Company Without Cause.

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               i. The Company may terminate the Executive's employment under this Agreement without Cause, and other than by reason of his death or disability, at March 31, 2000 ("March Termination Date"), June 30, 2000 ("June 30, 2000 ("June Termination Date") or December 31, 2000 ("December Termination Date") by sending written notice of termination to the Executive, which notice shall specify a date within 30 days after the date of such notice as the effective date of such termination (the "Termination Date"). Subsequent to December 31, 2000 the Company may only terminate the employment of the Executive for Cause or upon the death or disability of the Executive. From the date of such notice through the Termination Date, the Executive shall continue to perform the normal duties of his employment hereunder, and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder. Thereafter, and within thirty (30) days after the Termination Date, the Company shall pay the Executive, by wire transfer of immediately available funds, an amount equal to the Base Salary that he would have been entitled to receive (A) for a period of 3 months following such termination, in the event of a termination as of the March Termination Date, or
          (B) for a period of 6 months following such termination, in the event of a termination as of the June Termination Date; or (c) for a period of 12 months following such termination, in the event of a termination as of the December Termination Date. The Executive shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company or Donnkenny with respect to the severance obligations set forth in this Section, 5.c.i., and no such severance payments received or receivable by the Executive shall be subject to any reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive including, without limitation, self employment.

               ii. In the event of a termination of Executive's employment by the Company without Cause on or after December 31,2000, the Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company or Donnkenny shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provisions of this Agreement and the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company or Donnkenny shall have any further rights or obligations under this Agreement. The Company shall also be obligated to pay to the Executive the

          Standard Termination Payments and pro rata Bonus for the fiscal year during which such termination of employment occurs. Pro rata Bonus, in the event the Executive's employment is terminated by the Company without Cause, shall be an amount equal to the Bonus at Target Amount (regardless of the Company's actual performance) for the fiscal year during which such termination of employment occurs, pro rated by a fraction, the numerator of which is the number of days of employment elapsed during the fiscal year prior to termination of employment and the denominator of which is 365.

          d. By the Executive.

               i. The Executive may terminate his employment, and any further obligations which Executive may have to perform services on behalf of Donnkenny or the Company and any of its subsidiaries hereunder at any time after the date hereof, (i) without Good Reason (as defined below) by sending written notice of such termination to the Company not less than sixty (60) days prior to the effective date of such termination (during such sixty (60) day period, the Executive shall continue to perform the normal duties of his employment hereunder and shall be entitled to receive when due all compensation and benefits applicable to the Executive hereunder); or (ii) for Good Reason pursuant to the procedure set forth in Section 5(d)iii below).

               ii. For purposes of this Agreement, "Good Reason" shall be defined as any of the following:

                    A. failure by the Company or Donnkenny to re-elect the
               Executive as a director, Chairman of the Board and Chief Executive Officer, or the assignment to the Executive of any duties or responsibilities inconsistent in any respect with those customarily associated with the positions to be held by the Executive pursuant to this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

                    B. any failure by the Company or Donnkenny to comply with
               any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company or Donnkenny, as the case may be, promptly after receipt of notice thereof from the Executive;

                    C. Any requirement by the Company that the Executive's
               services be rendered primarily at a location or locations other than that provided for in New York City;

                    D. any purported termination of the Executive's employment by the Company or Donnkenny for a reason or in a manner not expressly permitted by this Agreement;

                    E. any failure by the Company or Donnkenny to comply with
               paragraph (c) of Section 14 of this Agreement;

                    F. any Change in Control of the Company or Donnkenny;

                    G. the institution of bankruptcy, reorganization,
               arrangement, insolvency or liquidation proceedings by or against the Company or Donnkenny (which proceedings, if instituted against the Company or Donnkenny, have been consented to by the Company or Donnkenny, as the case may be, or have remained undismissed for a period of sixty (60) days after the filing date thereof); or

                    H. any other material breach of this Agreement by the
               Company or Donnkenny that either is not taken in good faith or is not remedied by the Company or Donnkenny, as the case may be, within five (5) business days after receipt of notice thereof from the Executive.

               iii. A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company or other event(s) that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given.

               iv. The Executive shall elect to terminate his employment hereunder (other than as a result of his death or disability) without Good Reason, then the Executive shall remain vested in all vested benefits provided for hereunder or under any benefit plan of the Company in which Executive is a participant and shall be entitled to receive the Standard Termination payments, but the Company shall have no further obligation to make payments or provide benefits to the Executive.

               v. Subject to the provisions of Section 5.d.vi. below, if the Company terminates the Executive's employment, other than for Cause (except as permitted pursuant to Section 5.c. above), death or Disability, or the Executive terminates employment for Good Reason, the Company shall, at the option of the Company, (i) continue to pay to the Executive, until the expiration of the Employment Term then in effect, the Base Salary then in effect (but in no event less than one year of Base Salary) plus the pro rata Bonus (calculated in the manner described in Section 5.b. above) or (ii) pay the Executive a lump sum amount equal to the present value of the amount referred to in 5.d.v(i) above. In addition to the foregoing, the Company shall also be obligated to pay to the Executive the Standard Termination Payments as and when they shall become due. Furthermore, if such termination occurs on or after December 31, 2000, the Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage; provided, however, that the COBRA
          Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provisions of this Agreement and the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. Except as is provided for in Section 5.d.vi. below, the payments and benefits provided pursuant to this Section 5.d.v. are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason and shall be the sole and exclusive remedy therefor. Executive shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company with respect to any payments made pursuant to this Section 5.d..v., and no such payment shall be subject to any reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive including, without limitation, self employment.

               vi. If, during the Employment Term and upon or after the occurrence of a Change in Control other than a Change in Control proposed, sponsored or supported by the Executive, the Executive's employment is terminated by the Company or the Executive for any or no reason other than by the Company for Cause, death or Disability, the Company shall pay to the Executive, by wire transfer of immediately available funds within ten (10) days after the Termination Date, an amount equal to three times the sum of (x) the Executive's Base Salary in effect on the Date of Termination, and (y) the Bonus, if any, paid to the Executive with respect to the calendar year immediately preceding the calendar year in which the Date of Termination occurs. In addition to the foregoing, the Company shall also be obligated to pay to the Executive the Standard Termination Payments as and when they shall become due. Furthermore, if no Bonus is included in the calculation of the amount referred to in the preceding sentence, then, in addition to the payment provided for therein, the Company shall pay to Executive, contemporaneously with the payment provided for in the prior sentence, and in the same manner, an amount equal to the Bonus at Target Amount (regardless of the Company's actual performance) for the entire year in which the Termination Date occurs (which shall not be reduced pro rata for less than a full year's service). The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA Coverage;
          provided, however, that the COBRA Coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock and options referred to in Section 3.c. above shall be determined in accordance with the provision of this Agreement and the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this Section 5.d.vi. are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, in each case on or after the occurrence of a Change in Control, and shall be the sole and exclusive remedy therefor. Executive shall have no obligation whatsoever to mitigate any damages, costs or expenses suffered or incurred by the Company with respect to any payments made pursuant to this Section 5.d.vi., and no such payment shall be subject to any reduction, offset, rebate or repayment as a result of any subsequent employment or other business activity by the Executive including, without limitation, self employment.

          e. Upon the Expiration of the Employment Term. In the event the employment of Executive hereunder shall terminate as a result of the expiration of the Employment Term (or any extension period mutually agreed upon by Donnkenny, the Company and the Executive), then Executive shall be entitled to receive from the Company and Donnkenny the same amounts and benefits, upon the same terms and conditions, as are applicable to a termination by the Company without Cause as of the December Termination Date, as are more particularly set forth in Section 5.c. above, but calculated and determined as of Executive's actual Date of Termination (as defined below).

          f. No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

          g. Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, the date on which the Executive gives the Company notice of a termination of employment without Good Reason, or the date upon which the Employment Term (or any mutually agreed extension thereof shall expire) as the case may be.

     6. TAX INDEMNIFICATION. If the compensation, benefits, payment accelerations, share option acceleration, appreciation rights or loan forgiveness received by Executive from Donnkenny or the Company hereunder, or otherwise, (the "Payments") will be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code and any successor provision, or any comparable provision of state or local tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax will be incurred by Executive with respect to such excise tax (such excise tax, together with any such interest, penalty or addition to tax being referred to herein as the "Excise Tax"), then Executive shall receive an additional cash payment (a "Gross-Up Payment") in an amount such that after the payment by Executive of all taxes, interest, penalties, and additions to tax imposed with respect to the Gross-Up Payment (including, without limitation, any income tax, employment tax payable by Executive and Excise Tax imposed upon the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payments. In calculating the Gross-Up Payment, Executive will be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation as of the year in which the Gross-Up Payment is to be made and state and local taxes at the highest marginal rate of taxation in the state or locality of the Gross-Up Payment recipient's state of residence as of the date the tax obligation is incurred, net of the maximum reduction in Federal income taxes which could be obtained from deducting the state and local taxes if paid in the year in which the tax obligation is incurred.

     7. Representations and Warranties of the Company and Donnkenny. Each of the Company and Donnkenny represents and warrants to the Executive as follows:


          i. the options have been duly granted to the Executive by the Company or Donnkenny, as the case may be, at the opening of business on Monday, January 3, 2000, pursuant to the express provisions of the Stock Option Plan, and all necessary corporate action with respect thereto has been duly taken;

          ii. the shares of restricted stock of Donnkenny have been granted to the Executive by the Company or Donnkenny, as the case may be, pursuant to the express provisions of the Restricted Stock Plan, and all necessary corporate action with respect thereto has been duly taken;

          iii. the Option Plan and the Restricted Stock Plan are in full force and effect in accordance with their respective terms, and the options and shares of restricted stock granted to the Executive under each such Plan were available for grant thereunder;

          iv. the aforesaid grant of the options and shares of restricted stock to the Executive does not violate or breach any provision of the Articles of Incorporation or Bylaws of Donnkenny or the Company or any agreement to which Donnkenny or the Company is subject or by which it is bound, and no shareholder approval of such grant or the exercise of any options or shares of restricted stock thereunder is required; and

          v. the options, the shares of restricted stock and all agreements related thereto to be entered into by the Company or Donnkenny shall be duly executed and delivered by the Company or Donnkenny and shall constitute valid and binding obligations of the Company or Donnkenny, enforceable against the Company, as the case may be, in accordance with their terms (except as the enforceability thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors and subject to general equity principles, whether considered at law or in equity).

     8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan,, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Restricted Stock Plan, the Stock Option Plan, or any other plan, policy, practice or program of, or any contract of agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be.

     9. INVENTIONS. Any and all inventions, innovations or improvements ("inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company (which, as used in this Section 9, shall be deemed to include the Company and each of its subsidiaries) or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of his employment with the Company which may be directly or indirectly useful in, or relate to, the business of the Company, shall be promptly and fully disclosed by the Executive to the Board and shall be the Company's exclusive property as against the Executive, and the Executive shall promptly deliver to an appropriate representative of the Company as designated by the Board all papers, drawings, models, data and other material relating to any inventions made, developed or created by him as aforesaid. The Executive shall, at the request of the

Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Executive or to vest in the Company title to such inventions as against the Executive. The expense of securing any such patent or copyright shall be borne by the Company.

     10 CONFIDENTIAL INFORMATION. The Executive shall hold in strict confidence all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies; provided, however, that Executive's obligations under this Section 10 with respect to any specific Confidential Information shall cease when that specific Confidential Information becomes public knowledge (other than as a result of the Executive's violation of this Section
10) ("Confidential Information") or when it is disclosed by any person, firm, corporation or business entity which is not bound by the terms of a confidentiality agreement with the Company which contains substantially identical provisions as the terms hereof. Except as is otherwise provided for herein, the Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or regulation or by legal process. If the Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, the Executive shall provide the Company, as promptly as the circumstances reasonably permit, with notice of such request or requirement and, unless a protective order or other appropriate relief is previously obtained, the Confidential Information, subject to such request, may be disclosed pursuant to and in accordance with the terms of such request or requirement, provided that the Executive, at the Company's expense, shall use his best efforts to limit any such disclosure to the precise terms of such request or requirement.

     11 NON-COMPETITION. The Executive acknowledges that the services to be rendered by him to the Company (which, as used in this Section 11 shall be deemed to include the Company and each of its subsidiaries) are of a special and unique character. In consideration of his employment hereunder, the Executive agrees, for the benefit of the Company, that he will not, during the term of this Agreement and (except in a case where the Executive's employment is terminated (x) by the Company other than for Cause, (y) by the Executive for Good Reason, or (z) by the Executive or the Company for any or no reason following the occurrence of a Change in Control) thereafter until the expiration of a period of twelve (12) months commencing on the date of termination of his employment with the Company (a) engage, directly or indirectly, whether as principal, agent, distributor, representative, consultant, employee, partner, stockholder, limited partner or other investor (other than an investment of not more than (i) five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded or
(ii) five percent (5%) of the ownership interest of any limited partnership or other entity) or otherwise, within the United States of America, in any apparel business which is competitive with the business now, or at any time during the term of this Agreement, conducted by the Company, (b) solicit or entice to endeavor to solicit or entice away from the Company any person who was an officer, employee or sales representative of the Company, either for his own account or for any individual, firm or corporation, whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Executive agrees not to employ, directly or indirectly, any person who was an officer, employee or sales representative of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company; provided, however, that nothing herein shall be deemed to restrict or prohibit the solicitation and hiring of any individual who responds to general solicitation or advertising of employment which is not specifically directed or targeted to employees of the Company or its subsidiaries, or (c) solicit or entice or endeavor to solicit or entice away from the Company any customer or prospective customer of the Company, either for his own account or for any individual, firm or corporation with respect to the business of the Company. In addition, the Executive shall not, at any time during the term of this Agreement or at any time thereafter, engage in the business which uses as its name, in whole or in part, Donnkenny, Kenny Classics or any other tradename or trademark or corporate name used by Donnkenny, the Company or any of their subsidiaries during the Employment Term.

     12 INDEMNIFICATION.

               a The Company and Donnkenny shall indemnify the Executive to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by the Executive in connection with a Proceeding. For the purposes of this Section 12, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the Executive is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Company or Donnkenny, or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company or Donnkenny, whether or not the basis of such Proceeding arises out of or in connection with the Executive's alleged action or omission in an official capacity.

               b The Company and Donnkenny shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company or Donnkenny, as the case may be, of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. Upon a request under subsection (b), the Executive shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established by a court of competent jurisdiction.

               c The Executive shall not be entitled to indemnification under this Section 12 unless he meets the standard of conduct specified in the Delaware General Corporation Law. Any indemnification under subsection a. (unless ordered by a court) shall be made by the Company or Donnkenny only as authorized in the specific case upon a determination that indemnification of the Executive is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware Corporation Law. Such determination shall be made (1) by the Board or the Board of Directors of Donnkenny, as the case may be, by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

               d Neither the Company nor Donnkenny shall settle any Proceeding or claim in any manner which would impose on the Executive any penalty or limitation without his prior written consent. Neither the Company nor Donnkenny nor the Executive will unreasonably withhold its or his consent to any proposed settlement.

               e The indemnification in this Section 12 shall inure to the benefit of the Executive's heirs, executors and administrators.

               f The Company and Donnkenny agree to use their respective best efforts to obtain, continue and maintain an adequate directors and officers' liability insurance policy and shall cause such policy to cover the Executive to the extent the Company or Donnkenny provides such coverage for its other executive officers. Upon request by Executive, the Company and Donnkenny shall furnish Executive with written evidence that such coverage is in full force and effect.

               g Donnkenny and the Company agree to indemnify and hold Executive harmless from all losses, costs, fees and expenses including, without limitation, reasonable legal fees and litigation expenses, which Executive shall suffer, sustain or incur as a result of, in connection with or arising from any breach of this Agreement by Donnkenny or the Company.

     13 ATTORNEYS' FEES. The Company agrees to pay, as incurred, all legal fees and expenses incurred by the Company and the Executive in connection with the preparation of this Agreement. The Company further agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome) by Donnkenny, the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

     14 SUCCESSORS; BENEFICIARIES.

               a This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall insure to the benefit of and be enforceable by the Executive's legal representatives.

               b This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               c The Company or Donnkenny, as the case may be, shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or Donnkenny expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Donnkenny or the Company would have been required to perform it if no such succession had taken place; provided, however, that no such assignment or transfer shall have the effect of releasing or relieving Donnkenny or the Company of any liability or obligation to the Executive hereunder or in any other agreement, plan or document contemplated herein. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise and "Donnkenny" shall mean both Donnkenny as defined above and any such successor that assumes and agrees to perform this Agreement by operation of law or otherwise.

               d The Executive shall be entitled, to the extent permitted under any applicable law, to select and change the beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.


     15 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                          If to the Executive:

                          Mr. Daniel H. Levy
                          3332 Sabal Cove Lane
                          Longboat Key, Florida 34228

                          With a copy to:

                          Piper Marbury Rudnick & Wolfe
                          Suite 1800
                          203 North LaSalle Street
                          Chicago, Illinois 60601-1293
                          Attn: Stephen A. Landsman, Esq.

                          If to Donnkenny or the Company:

                          Donnkenny Apparel, Inc.
                          1411 Broadway
                          New York, New York 10018
                          Attention: President
     or to such other address as either party furnishes to the other in writing in accordance with this Section 15. Notices and communications shall be effective when actually received by the addressee.

     16 MODIFICATION OR WAIVER. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Donnkenny, the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Donnkenny, the Company or the Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of a right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     17 GOVERNING LAW; JURISDICTION. This Agreement and all rights, remedies and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles or rules.

     18 SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

     19 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

     20 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

     21 ENTIRE AGREEMENT. This Agreement (together with all documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     22 ARBITRATION. If any controversy or dispute shall arise between the parties hereto in connection with, arising from, or in respect to this Agreement, any provision hereof, or any provision of any instrument, document, agreement or other writing delivered pursuant hereto, or with respect to the validity of this Agreement or any such document, agreement or other writing, and if such controversy or dispute shall not be resolved within thirty (30) days after the same shall arise, then such dispute or controversy shall be submitted for arbitration to the New York, New York office of the American Arbitration Association in accordance with its commercial arbitration rules then in effect. Any such dispute or controversy shall be determined by one (1) arbitrator. Such arbitrator may award any relief which such arbitrator shall deem proper in the circumstances, without regard to the relief which would otherwise be available to either party hereto in a court of law or equity, including, without limitation, an award of money damages (including interest on unpaid amounts, calculated from the due date of any such amount, at a rate per annum determined by said arbitrator), specific performance and injunctive relief. The award and findings of such arbitrator shall be conclusive and binding upon the parties thereto, and judgment upon such award may be entered in any court of competent jurisdiction. Any party against whom an arbitrator's award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against such party, whether within or outside of the United States of America, with respect to any judgment entered upon the award, and such party hereby consents to the entry of a judgment against such party, in the full amount thereof, or other relief granted therein, in any jurisdiction in which such enforcement is sought.

     23 SURVIVAL. The respective obligations of Donnkenny and the Company and the Executive under Sections 5 (with respect to amounts owing as a result of any termination), 6, 8 (with respect to amounts owing), 9, 10, 11, 12, 13, 14.c., 22 or this Section 23 shall survive any termination of Executive's employment; provided, however, that the Executive's obligations under Section 11 (Non-Competition) shall terminate and shall not survive in the event (i) the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, or (ii) the Executive's employment is terminated for any or no reason following a Change in Control.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       DONNKENNY, INC., a Delaware
                                       corporation


                                       By:
                                          --------------------------------
                                           Name:
                                           Title:


                                       DONNKENNY APPAREL, INC., a
                                       Delaware corporation

                                       By:
                                          --------------------------------
                                           Name:
                                           Title:


                                       EXECUTIVE

                                       --------------------------------
                                       DANIEL H. LEVY